EXHIBIT 4.1

          AMENDMENT NO. 2 (this “Amendment”), dated as of May 27, 2004, to the CREDIT AGREEMENT, dated as of May 20, 2003 (as previously amended, the “Credit Agreement”), among JAFRA COSMETICS INTERNATIONAL, INC., a Delaware corporation (“JCI”), DISTRIBUIDORA COMERCIAL JAFRA, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“DCJ” and, with JCI, the “Borrowers”), JAFRA WORLDWIDE HOLDINGS (LUX) S.à.R.L., a société à responsabilité limitée organized under the laws of Luxembourg (“Parent”), the Lenders (as defined in the Credit Agreement), the Issuing Bank (as defined in the Credit Agreement) and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

W I T N E S S E T H:

          WHEREAS, pursuant to the Credit Agreement, the Lenders and the Issuing Bank have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

          WHEREAS, the Borrowers have requested that certain provision of the Credit Agreement be amended as set forth herein; and

          WHEREAS, the Lenders are willing to agree to such amendments on the terms set forth herein;

          NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the undersigned hereby agree as follows:

          I. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          II. Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by:

          (i) adding the following definitions in their appropriate alphabetical order:

     “‘Acquisition’ shall mean the acquisition of all of the Capital Stock of the Ultimate Parent by Vorwerk & Co. eins GmbH, a company organized under the laws of the Federal Republic of Germany.”

     “‘Vorwerk Group’ shall mean Vorwerk & Co. eins GmbH, a company organized under the laws of the Federal Republic of Germany, and any Affiliates thereof.”

          (ii) deleting “and” at the end of clause (A) of clause (a) of the definition of “Change of Control” and substituting in lieu thereof a comma.

          (iii) adding the following to the end of clause (B) of clause (a) of the definition of “Change of Control”:

          “and (C) shall not be a Permitted Investor”

          (iv) adding the following to the end of clause (c) of the definition of “Change of Control”:

          “(other than as a result of the Acquisition)”

          (v) deleting clause (a) of the definition of “Permitted Investor” and substituting in lieu thereof the following:

          “(a) the Vorwerk Group”

          III. Amendments to Section 6.06. Section 6.06 of the Credit Agreement is hereby amended by (i) deleting the reference to “and” at the end of clause (d); (ii) deleting the period at the end of clause (e) and substituting in lieu thereof “; and”; and (iii) adding the following clause (f):

     “(f) on or after the consummation of the Acquisition, either Borrower and any other Subsidiary may make cash payments to holders of options in exchange for the cancellation of such options in connection with the Acquisition in an aggregate amount not to exceed $21,000,000.”

          IV. Amendment to Section 6.10. Section 6.10 of the Credit Agreement is hereby amended by adding the following to the end thereof:

     “Notwithstanding the foregoing, the Borrowers may repurchase the New Notes upon the occurrence of a Change of Control (as defined in the New Note Documents) as a result of the Acquisition in accordance with the Change of Control repurchase requirements of the New Note Documents. The Borrowers hereby agree that (i) no more than $10,000,000 of proceeds of Revolving Loans, Swingline Loans or cash on hand from time to time at the Borrowers and their respective Subsidiaries (other than cash invested in or loaned to the Borrowers by a Permitted Investor) may be used to make such repurchases and (ii) if the aggregate amount expended by the Borrowers to make such repurchases would exceed $25,000,000, then, prior thereto, the Borrowers shall either (a) terminate the Commitments, repay all outstanding Loans, together with accrued and unpaid interest thereon, pay all accrued and unpaid Fees, expenses and other Obligations then due or outstanding under this Agreement and the other Loan Documents and return for cancellation all outstanding Letters of Credit (or enter into other arrangements satisfactory to the Issuing Bank and the Administrative Agent with respect thereto) or (b) have issued to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, an irrevocable, multiple draw, standby letter of credit, in form and substance and from a bank satisfactory to the Administrative Agent, in an aggregate face amount equal to $88,000,000 less the sum of (i) the total amount of Term Loans repaid or prepaid on or after May 19, 2004, and on or prior to the date such letter of credit is issued, and (ii) the total amount by which the Revolving Credit Commitments are permanently reduced by the Borrowers in accordance with the terms of this Agreement on or after May 19, 2004, and on or prior to the date such letter of credit is issued.”

          V. Effective Date. This Amendment shall become effective on the date (the “Effective Date”) on which Parent, the Borrowers, the Administrative Agent and the Required Lenders shall have duly executed and delivered to the Administrative Agent this Amendment and the consummation of the Acquisition has occurred.

          VI. Termination. This Amendment, and the amendments to the Credit Agreement contained herein, shall terminate and be of no further force and effect, with the immediate result that an Event of Default shall be deemed to exist, on the date that is 90 days after the Effective Date.

          VII. Future Amendments. The Borrowers hereby agree that, notwithstanding anything to the contrary contained in the Credit Agreement, any future amendment, waiver or other modification of the Credit Agreement will require the consent of each of the Lenders.

          VIII. Representations and Warranties. The Borrowers hereby represent and warrant that (a) each of the representations and warranties in Article III of the Credit Agreement shall be, after giving effect to this Amendment, true and correct in all material respects as if made on and as of the Effective Date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (b) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

          IX. No Other Amendments; Confirmation. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

          X. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          XI. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

JAFRA WORLDWIDE HOLDINGS (LUX) S.à.R.L.

By:	/s/ Michael DiGregorio

Name:	Michael DiGregorio
Title:	Chief Financial Officer

By:	/s/ Gary Eshleman

Name:	Gary Eshleman
Title:	Treasurer

JAFRA COSMETICS INTERNATIONAL, INC.

By:	/s/ Michael DiGregorio

Name:	Michael DiGregorio
Title:	Chief Financial Officer

By:	/s/ Gary Eshleman

Name:	Gary Eshleman
Title:	Treasurer

DISTRIBUIDORA COMERCIAL JAFRA, S.A. DE C.V.

By:	/s/ Michael DiGregorio

Name:	Michael DiGregorio
Title:	Chief Financial Officer

By:	/s/ Gary Eshleman

Name:	Gary Eshleman
Title:	Treasurer

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch, individually and as Administrative Agent, Collateral Agent, Swingline Lender and Lead Arranger

By:	/s/ Karl Studer	/s/ Daniel Ludwig

Name:	Karl Studer	Daniel Ludwig
Title:	Director	AVP

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Signature page to AMENDMENT NO. 2, dated as of May 27, 2004, to the CREDIT AGREEMENT, dated as of May 20, 2003 (as previously amended, the “Credit Agreement”), among JAFRA COSMETICS INTERNATIONAL, INC., a Delaware corporation (“JCI”), DISTRIBUIDORA COMERCIAL JAFRA, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“DCJ” and, with JCI, the “Borrowers”), JAFRA WORLDWIDE HOLDINGS (LUX) S.à.R.L., a société à responsabilité limitée organized under the laws of Luxembourg (“Parent”), the Lenders (as defined in the Credit Agreement), the Issuing Bank (as defined in the Credit Agreement) and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

/s/ Steven K. Sloan

City National Bank

By	Steven K. Sloan

Title:	Senior Vice President

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Signature page to AMENDMENT NO. 2, dated as of May 27, 2004, to the CREDIT AGREEMENT, dated as of May 20, 2003 (as previously amended, the “Credit Agreement”), among JAFRA COSMETICS INTERNATIONAL, INC., a Delaware corporation (“JCI”), DISTRIBUIDORA COMERCIAL JAFRA, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“DCJ” and, with JCI, the “Borrowers”), JAFRA WORLDWIDE HOLDINGS (LUX) S.à.R.L., a société à responsabilité limitée organized under the laws of Luxembourg (“Parent”), the Lenders (as defined in the Credit Agreement), the Issuing Bank (as defined in the Credit Agreement) and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

Merrill Lynch Capital Corp.

[NAME OF LENDER]

By	/s/ Chantal Simon

Title:	Vice President

 6

Signature page to AMENDMENT NO. 2, dated as of May 27, 2004, to the CREDIT AGREEMENT, dated as of May 20, 2003 (as previously amended, the “Credit Agreement”), among JAFRA COSMETICS INTERNATIONAL, INC., a Delaware corporation (“JCI”), DISTRIBUIDORA COMERCIAL JAFRA, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“DCJ” and, with JCI, the “Borrowers”), JAFRA WORLDWIDE HOLDINGS (LUX) S.à.R.L., a société à responsabilité limitée organized under the laws of Luxembourg (“Parent”), the Lenders (as defined in the Credit Agreement), the Issuing Bank (as defined in the Credit Agreement) and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

The Bank of New York

[NAME OF LENDER]

By	/s/ Mehrasa Raygani

Title:	Mehrasa Raygani
Vice President

Signature page to AMENDMENT NO. 2, dated as of May 27, 2004, to the CREDIT AGREEMENT, dated as of May 20, 2003 (as previously amended, the “Credit Agreement”), among JAFRA COSMETICS INTERNATIONAL, INC., a Delaware corporation (“JCI”), DISTRIBUIDORA COMERCIAL JAFRA, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“DCJ” and, with JCI, the “Borrowers”), JAFRA WORLDWIDE HOLDINGS (LUX) S.à.R.L., a société a responsabilité limitée organized under the laws of Luxembourg (“Parent”), the Lenders (as defined in the Credit Agreement), the Issuing Bank (as defined in the Credit Agreement) and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

HSBC BANK USA

[NAME OF LENDER]

By	/s/ Steve Prostor

Title:	Steve Prostor
Vice President